As filed with the Securities and Exchange Commission on April 27, 2020
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________
BRICKELL BIOTECH, INC.
(Exact name of registrant as specified in its charter)
___________

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5777 Central Avenue, Suite 102 Boulder, CO	80301
(Address of Principal Executive Offices)	(Zip Code)

2020 Omnibus Long-Term Incentive Plan
(Full title of the plans)

Robert B. Brown
Chief Executive Officer
Brickell Biotech, Inc.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Anna T. Pinedo, Esq.
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 506-2500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer Emerging growth company	☐ ☐ ☐	(Do not check if a smaller reporting company)	Accelerated filer Smaller reporting company	☐ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.01 par value, under the 2020 Omnibus Long-Term Incentive Plan (1)	2,333,587 shares	$1.18	$2,753,633	$95.73

(1)
Based on (i) 625,000 shares approved for issuance under the 2020 Omnibus Long-Term Incentive Plan (the “Plan”) plus (ii) 1,654,198 outstanding shares under the 2009 Equity Incentive Plan, as amended, and the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Prior Plans”) and (iii) 54,389 shares available for issuance under the Prior Plans.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon the average of the high and low prices of Company’s common stock on April 23, 2020, as reported by the Nasdaq Capital Market

(3)	Excludes fees in the amount of $261.69 that were previously paid, which are associated with 1,780,587 shares that were previously registered under the Prior Plans.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) (§230.428(b)(1)) of the Securities Act of 1933 (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registration Information and Plan Annual Information.
We will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301, Attention: Corporate Secretary; Telephone number (720) 505-4755.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Brickell Biotech, Inc. (the “Company”) with the SEC are incorporated by reference in this Registration Statement (other than portions of documents filed with the SEC which are furnished, but not filed, pursuant to applicable rules promulgated by the SEC):

•	the Company’s Current Reports on Form 8-K filed on March 18, 2020, April 3, 2020, April 14, 2020 and April 20, 2020;

•	the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), which was filed on March 30, 2020 (as amended by Amendment No. 1 to the Proxy Statement filed on April 3, 2020);

•	the Company’s Annual Report on Form 10-K filed on March 18, 2020; and

•
the description of the Company’s common stock contained in the Company’s registration statement on Form S-8 filed with the SEC on September 10, 2019, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
Item 6. Indemnification of Directors and Officers
The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Article XI of the Company’s amended and restated certificate of incorporation provides for indemnification of its directors and officers, and Article V of the Company’s amended and restated bylaws provides for indemnification of its directors, officers, employees and other agents, to the maximum extent permitted by the DGCL. In addition, the Company maintains a policy providing directors’ and officers’ liability insurance.
Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for acts related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	for any transaction from which the director derived an improper personal benefit.
The Company’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.

Item 8. Exhibits

Exhibit Number	Exhibit
3.1
Amended and Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2019)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 10, 2019)
5.1	Opinion of Mayer Brown LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer Brown LLP (reference is made to Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement)
99.1	2020 Omnibus Long-Term Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 3, 2020)
99.2	Amended and Restated Stock Incentive Plan of Vical Incorporated (incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2017)
99.3	Equity Incentive Plan of Brickell Biotech, Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 10, 2019)
99.4	Description of Capital Stock (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 10, 2019)

Item 9. Undertakings
1.    The undersigned registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on April 27, 2020.

BRICKELL BIOTECH, INC.

By:	/s/ Robert B. Brown
Robert B. Brown
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Brown and R. Michael Carruthers, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert B. Brown	Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2020
Robert B. Brown

/s/ R. Michael Carruthers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 27, 2020
R. Michael Carruthers

/s/ Jose Breton	Controller and Chief Accounting Officer	April 27, 2020
Jose Breton

/s/ Reginald L. Hardy	Co-Founder and Chairman of the Board of Directors	April 27, 2020
Reginald L. Hardy

/s/ George Abercrombie	Director	April 27, 2020
George Abercrombie

/s/ Gary A. Lyons	Director	April 27, 2020
Gary A. Lyons

/s/ Vijay B. Samant	Director	April 27, 2020
Vijay B. Samant

/s/ Dennison T. Veru	Director	April 27, 2020
Dennison T. Veru